                                                                    Exhibit 10.1


         This VOTING AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of April, 1999, by and among Foilmark, Inc., a Delaware corporation (the "Company") and such holders of shares of common stock, par value $.01 per share, of the Company ("Common Stock") identified on SCHEDULE A attached hereto (collectively, the "Foilmark Stockholders") and the holders of shares of common stock, par value $.01 per share, of Holopak Technologies, Inc. ("Holopak") identified on SCHEDULE B attached hereto (collectively, the "Holopak Stockholders"). The Foilmark Stockholders and the Holopak Stockholders are collectively hereinafter referred to as the "Shareholders".

                              W I T N E S S E T H:

         WHEREAS, the Company entered into an Agreement and Plan of Merger dated November 17, 1998, (the "Merger Agreement") which provides for the merger of Holopak with and into Foilmark Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Foilmark ("Sub") with Sub as the surviving corporation (the "Merger"); and

         WHEREAS, pursuant to the Merger Agreement, the Merger Consideration to be received by each Holopak Stockholder at the Effective Time of the Merger consists of shares of Common Stock and cash; and

         WHEREAS, in connection with the effectiveness of the Merger, the Company and the Shareholders have agreed to provide for the future voting of shares of Common Stock, solely with respect to the election of directors of the Company; and

         WHEREAS, the initial designees to the Board of Directors of the Company designated by Bradford Associates as the representative (the "Holopak Representative") of the Holopak Stockholders (the "Holopak Designees") are identified on SCHEDULE C attached hereto and the initial designees to the Board of Directors of the Company designated by Frank J. Olsen, Jr. as the representative (the "Foilmark Representative") of the Foilmark Stockholders (the "Foilmark Designees") are identified on SCHEDULE D attached hereto.

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                     VOTING

                1.01 Each of the Foilmark Stockholders and the Holopak Stockholders, respectively, agrees to hold all shares of voting capital stock of the Company registered in his respective name or beneficially owned by him as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by such Stockholder after the date hereof (including shares of Common Stock acquired in the Merger) (hereinafter collectively referred to as the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

                  1.02 (a) On each occasion at which the holders of voting capital stock of the Company meet, or act by written consent in lieu of meeting, for the purpose of electing directors, each Shareholder agrees to vote all Shares for the election of each Foilmark Designee and each Holopak Designee at such time as such Designee is up for election. In the event that any of the Foilmark or the Holopak Designees, as the case may be, ceases to serve as a director of the Company due to death, resignation or removal of said director, then the Foilmark Representative or Holopak Representative, as the case may be, shall nominate an individual to replace said director. The Shareholders agree that they shall, consistent with and subject to their fiduciary obligations as directors, vote in their capacity as directors of the Company for such Foilmark or Holopak Designees, as the case may be.

         (b) The Company shall furnish written notice to the Shareholders at least twenty (20) days prior to any such meeting or proposed action by written consent in lieu of meeting. The Holopak Representative or Foilmark Representative, as the case may be, shall furnish written notice to each of the Shareholders and the Board, no later than fifteen (15) days following receipt of the Company's notice of any such meeting, or proposed action by written consent in lieu of meeting, of the name of the Foilmark or Holopak Designees designated by them to the extent that one or more of the initial Foilmark or Holopak Designees, as the case may be, is unable to stand for reelection for any reason. In the absence of such notice, the directors then serving on behalf of and/or previously nominated by the Foilmark or Holopak Representative, as the case may be, in accordance with this Section 1.02 shall be deemed to be the Foilmark of Holopak Representative, as the case may be.

         (c) In addition, each of the Shareholders shall vote all of his Shares on each occasion at which the holders of voting capital stock of the Company meet, or act by written consent in lieu thereof: (i) to cause the Board of Directors of the Company (the "Board") to be fixed at ten and to name those classes consisting of four Class I Directors, three Class II Directors (consisting of two Holopak Designees and one Foilmark Designee), and three Class III Directors (consisting of one Holopak Designee and two Foilmark Designees);
(ii) to cause Robert J. Simon to serve as Chairman of the Board; (iii) to cause the Board to establish an Executive Committee, which shall consist of Robert J. Simon, Michael S. Mathews, Frank J. Olsen, Jr. and Michael Foster, of which Robert J. Simon shall be the Chairman; (iv) to cause the Board to establish a Compensation Committee, which shall consist of Thomas R. Schwarz, Edward Sullivan, Michael S. Mathews and Robert J. Simon, of which Thomas R. Schwarz shall be the Chairman; and (v) to cause the Board to establish an Audit Committee, which shall consist of Michael Foster, Michael Bertuch, Brian Kelly and Harvey Share, of which Michael Bertuch shall be the Chairman.

                  1.03 Each of the Foilmark Designees and the Holopak Designees shall serve as directors of the Company shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Shareholders shall not take, or support the taking of, any action to remove a director nominated by a particular person or entity unless such person or entity has requested that such director be removed (in which case the Shareholders shall cooperate in effecting such removal and electing a replacement).

                 1.04 Concurrently or forthwith after with the execution of this Agreement, there shall be imprinted or otherwise placed on certificates representing the shares of Common Stock held by the Shareholder the following restrictive legend (the "Legend"):

         "The shares represented by this Certificate are subject to the terms and conditions of a Voting Agreement, dated as of April 23, 1999, which places certain restrictions on the voting of the shares represented hereby. Any person accepting any interest in such shares other than in an open market transaction shall be deemed to agree to and shall become bound by all the provisions of such Voting Agreement. A copy of such Voting Agreement will be furnished to the record holder of this certificate without charge upon written request to Foilmark, Inc. at its principal place of business."

                  1.05 The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the Legend; provided, however, in the event that any Shares are sold or otherwise transferred (a) in "brokers' transactions" or in "transactions directly with a market maker" (as those terms are used in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act")), (b) pursuant to an effective registration under the 1933 Act, or (c) to an unaffiliated third party in an arm's length transaction (collectively the transactions referred to in clauses (a), (b) and (c) being hereinafter referred to as "Bona Fide Sales"), certificates for Shares representing the Shares so sold shall not bear the Legend, and the Company shall give appropriate direction to the Company's transfer agent with respect to removal of said Legend in such case.

                  1.06 The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. Except as otherwise provided in
Section 1.05 hereof, the Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Shareholder.

                  1.07 Except as provided by this Agreement, each Shareholder shall exercise the full rights of a stockholder with respect to the Shares.

                  1.08 Should the Foilmark Representative become unable to serve in such capacity due to death or mental incapacity, the remaining Foilmark Designees shall, by majority vote, elect a replacement Foilmark Representative. Should the Holopak Representative become unable to serve in such capacity for any reason, the General Partner of Bradford Venture Partners, L.P. shall designate a replacement Holopak Representative.

                                   ARTICLE II

                               EFFECT; TERMINATION

         2.01 This Agreement shall commence on the date first above written and shall terminate in its entirety on the earlier of

                  (a)  the fifth anniversary of the date hereof;

                  (b) the date on which either the Foilmark Stockholders as a group or the Holopak Stockholders as a group own less than five percent (5%) of the outstanding shares of Common Stock; or

                  (c) the date as of which the parties hereto terminate this Agreement by written consent of all parties hereto.

The foregoing notwithstanding, this Agreement shall not apply to and be of no further force and effect as to any Shares which are sold or otherwise transferred in a Bona Fide Sale.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.01 Each Shareholder represents and warrants that (a) he now owns the Shares, free and clear of liens or encumbrances, and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Shareholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Shareholder enforceable in accordance with its terms.

         3.02 If and whenever the Shares are sold, the Shareholder or the personal representative of the Shareholder shall do all things and execute and deliver all documents and make all transfers and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

         3.03 The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         3.04 This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

         3.05 This Agreement may be amended only by an instrument in writing signed by all parties hereto.

         3.06 If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         3.07 This Agreement shall be binding upon the parties hereto and, except as otherwise provided in Section 1.05 hereof, this Agreement may not be assigned.

         3.08 In the event that, subsequent to the date of this Agreement, any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger or consolidation) are issued on, or in exchange for, any of the Shares held by the Shareholders by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

         3.09 This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

         3.10 No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         3.11 All capitalized terms not defined herein shall have the meanings designated in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               FOILMARK, INC.


                                            By:          /s/
                                               ------------------------------
                                                  Frank J. Olsen, Jr.
                                                  Chief Executive Officer

HOLOPAK STOCKHOLDERS:


     /s/
--------------------------
Robert J. Simon

OVERSEAS PRIVATE INVESTOR                   BRADFORD VENTURE PARTNERS, L.P.
PARTNERS


By: Robert J. Simon                         By:   Robert J. Simon
--------------------------                     ----------------------------



     /s/                                          /s/
--------------------------                  -------------------------------
James L. Rooney                             Harvey S. Share



     /s/                                           /s/
--------------------------                  -------------------------------
Brian Kelly                                 Michael S. Mathews

FOILMARK STOCKHOLDERS:



     /s/                                           /s/
----------------------------                -------------------------------
Frank J. Olsen, Jr.                         Thomas R. Schwarz




     /s/                                           /s/
----------------------------                -------------------------------
Martin A. Olsen                             Carol Robie



     /s/                                           /s/
----------------------------                -------------------------------
Edward Sullivan                             Kenneth Harris



    /s/                                            /s/
----------------------------                 ------------------------------
Leonard Mintz                                Michael Foster




/s/
----------------------------
Michael Bertuch

                                   SCHEDULE A
                              FOILMARK STOCKHOLDERS


                                               Prior to Effectiveness           After Effectiveness
                                                     of Merger                      of Merger
                                               ----------------------           -------------------
                                             No. of           Percentage       No. of      Percentage
                Holder                      Shares (1)         Interest       Shares (1)    Interest
                ------                      ----------         --------       ----------    --------

Martin A. Olsen                              527,477             12.6%         507,477        6.4%
3299 Old Barn Road East
Ponte Vedra Beach, FL 32082

Frank J. Olsen, Jr.                          490,659             11.7%         505,649        6.4%
13 Country Farm Road
Stratham, NH 03885

Leonard Mintz                                244,696             5.9%          244,696        3.1%
89 Blueberry Lane
Westwood, MA 02090

Carol Robie                                  212,409             5.1%          216,409        2.7%
53 Munroe Drive
East Hampstead, NH 03826

Edward Sullivan                              158,834             3.8%          163,334        2.1%
2150 Anchor Court
Newbury Park, CA 91320

Michael Foster                                10,000               *            10,000         *
WPI Group, Inc.
1155 Elm Street
Manchester, NH 03101

Thomas Schwarz                                5,000                *             5,000         *
60 Westcliff Road
Weston, MA 02193

Kenneth Harris                               131,022             3.1%          131,022        1.7%
25 Hale Street
Newburyport, MA 01950


------------------------
(1) Includes shares underlying stock options

                                   SCHEDULE B
                              HOLOPAK STOCKHOLDERS


                                    Prior to Effectiveness of Merger            After Effectiveness of Merger
                                    --------------------------------            -----------------------------

                                        No. of        Percentage               No. of           Percentage
Holder                                Shares (1)       Interest              Shares (1)          Interest
------                                ----------       --------              ----------          --------

Robert J. Simon                         17,880          *                      18,527               *
c/o Bradford Ventures, Ltd.
One Rockefeller Plaza
Suite 1722
New York, NY  10020

Bradford Venture Partners, L.P.         753,086         22.5%                 835,925               10.6%
44 Nassau Street
Princeton, NJ 08542

Overseas Private Investor Partners      753,086         22.5%                 835,925               10.6%
Clarendon House
Church Street
Hamilton 5-31 Bermuda

James L. Rooney                         66,667          2.0%                  131,000               1.7%
1272 Camelot Lane
Lemont, IL 60439

Harvey S. Share                         2,000           *                       2,220               *
250 Ridgedale Avenue
Suite R6
Florham Park, NJ 07932

Brian Kelly                             8,000           *                       8,880               *
c/o DelaFoil, Inc.
232 Shoemaker Road
Pottstown, PA 19464

Michael S. Mathews                      17,880          *                      18,527               *
193 Elm Road
Princeton, NJ 08540

---------------

*Less than one percent.

(1) Includes shares underlying stock options

                                   SCHEDULE C
                                HOLOPAK DESIGNEES


         Director                           Class                    Term Ending
         --------                           -----                    -----------

         Robert J. Simon                      I                          2001

         James L. Rooney                     II                          2000

         Harvey S. Share                    III                          1999

         Brian Kelly                          I                          2001

         Michael S. Mathews                  II                          2000

                                   SCHEDULE D
                               FOILMARK DESIGNEES


         Director                           Class                       Term Ending
         --------                           -----                       -----------

         Frank J. Olsen, Jr.                  I                            2001

         Michael Bertuch                    III                            1999

         Thomas R. Schwarz                    I                            2001

         Edward Sullivan                     II                            2000

         Michael Foster                     III                            1999